UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 SE 17th Street, Suite 300	33316
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

(954) 315-4939

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Settlement Agreement

Effective as of August 3, 2015, Cyalume Technologies, Inc. (“CTI”), a wholly-owned subsidiary of Cyalume Technologies Holdings, Inc. (the “Company”), entered into a Second Amendment (the “Settlement Amendment”) to the Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) entered into on July 10, 2014 (the “Settlement Agreement”), with certain former stockholders and members of management of Omniglow Corporation (collectively, the “Omniglow Buyers”) (which Settlement Agreement was summarized in the Current Report on Form 8-K filed by the Company on July 16, 2014). Pursuant to the Settlement Amendment, the parties to the Settlement Agreement agreed to amend CTI’s obligation to make the final settlement payment due under the Settlement Agreement, such that CTI would make a final payment of $1.4 million (the “Reduced Final Payment”) within five days of the execution of the First Amendment in lieu of a payment of $1.9 million that would otherwise have been due on January 10, 2016 (or, at CTI’s election, a payment of $2.35 million due on October 10, 2016). Accordingly, upon payment by CTI of the Reduced Final Payment, which payment was made on August 3, 2015, CTI has no further payment obligations pursuant to the Settlement Agreement.

The foregoing summary provides only a brief description of the Settlement Amendment. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

First Amendment to Credit Facility

On August 3, 2015, the Company and certain of its subsidiaries entered into a First Amendment (the “First Amendment”) to the Credit Agreement, dated as of May 18, 2015 (the “Credit Agreement”), previously entered into with Monroe Capital Management Advisors, LLC as administrative agent and lead arranger (the “Agent”) and the various lenders party thereto.

Pursuant to the First Amendment, the Credit Agreement was amended to, among other things, reduce the aggregate amount of the “Delayed Draw Term Loan Commitment” under the Credit Agreement, which loan commitment was for purposes of funding the final payment due under the Settlement Agreement, from$2.0 million to $1.5 million. On August 3, 2015, the full amount of the Delayed Draw Term Loan Commitment was funded to the Company, $1.4 million of which was used to make the Reduced Final Payment, and the remaining $100,000 of which was paid to the Agent as a deferred closing fee. The First Amendment also modified, for certain periods during the term of the Credit Agreement, (i) the maximum senior debt to EBITDA ratio that the Company is required to maintain and (ii) the applicable limits on the Company’s aggregate permitted capital expenditures pursuant to the terms of the Credit Agreement. The Agent was also granted observation rights for all board and committee meetings (subject to certain exceptions).

The foregoing summary provides only a brief description of the First Amendment. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Second Amendment to Confidential Settlement Agreement and Mutual Release.

10.2	First Amendment to Credit Agreement, dated as of August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: August 6, 2015

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Confidential Settlement Agreement and Mutual Release.

10.2	First Amendment to Credit Agreement, dated as of August 3, 2015.